SECURITY AGREEMENT


OWNER OF
COLLATERAL: Altamira Instruments, Inc.
149 Delta Drive, Ste. 200, Pittsburgh PA 15238-2805
______________________________________________________________________

DESCRIPTION OF COLLATERAL: The undersigned as guarantor ("Guarantor"), to secure the debt of Scientific Industries, Inc. ("Borrower"), hereby grants to Capital One, N.A. (the "Bank") a security interest
(see Right to Repossess Section below for explanation of "security interest") in the following described collateral ("Collateral"): See
Attached Schedule"A"

OBLIGATIONS: The obligations that this agreement is to secure are:
1. The amount of $500,000.00, which amount represents a loan made on even date herewith by the Bank to Borrower, as evidenced by a certain note dated as of even date herewith executed by Borrower promising, among other things, to pay the Bank, together with interest due and extensions and renewals thereof, plus all costs of collection in the event of default, including attorney's fees. 2. Any and all other liabilities of Borrower to the Bank under this agreement.
3. Any and all other liabilities of Borrower to the Bank, direct or indirect, absolute or contingent, present or future, due or to become due. Borrower agrees to promptly pay all obligations when due.

STATEMENT OF OWNER: Owner states and promises that:
1. The Collateral is bought or used primarily for: [ ]Personal, family of household purposes; [ ]Farming operations; [ X ]Business, and, if checked here, [ ] is being acquired with the proceeds of a loan signed at the same time as this agreement and the Bank may pay those proceeds directly to the seller of the Collateral.
2. The Collateral is or is to be located at address shown above
(or at ____________________).
(Address if Collateral is to be kept elsewhere)
3. The Collateral will not be attached to real estate unless indicated here:
_____________________________________
(Description of real estate by Street, Number,
_____________________________________
(Town or City, County & State)
_____________________________________
(Name and address of owner of real estate)

If the Collateral is to be attached to real estate and if the Bank requests it, Guarantor agrees to furnish the Bank with statements signed and notarized by everybody who has an interest in that real estate stating that they claim no interest in the Collateral. Guarantor gives the Bank permission to file a financing statement (notice of the Bank 's security interest filed for public record) covering the Bank's security interest without Guarantor's signature on it. Upon request of the Bank, Guarantor or Borrower will pay all filing fees to protect the Bank's security interest on the Collateral. The Bank may charge those fees to any account Guarantor or Borrower has with the Bank.
INSURANCE REQUIREMENTS: Guarantor will keep the Collateral insured against fire, including so-called extended coverage, theft and if the Collateral is a motor vehicle, Guarantor will also maintain $500 deductible collision insurance. The limits and terms of the coverage and the insurance company must be satisfactory to the Bank. If the Bank requires additional insurance on the Collateral, Guarantor will obtain and maintain the additional coverage. The
Bank shall be named as the loss payee (the person who gets the money to pay for damages) on all insurance policies. GUARANTOR SHALL HAVE THE RIGHT TO CHOOSE THE PERSON THROUGH WHOM SUCH INSURANCE IS TO BE OBTAINED. Guarantor authorizes the Bank to act in my behalf to make, adjust or settle any insurance claim covering the Collateral. Guarantor also authorizes the Bank to sign any checks on my behalf received as a result of an insurance claim.
EVENTS OF DEFAULT: Guarantor will have possession and use of the Collateral unless one of the following events occurs:
1.If one of the "Secured Loans or Obligations" is not paid as required or if one of the promises made in one of the "Secured Loans or Obligations" or in this agreement is broken; or 2. If Borrower, or any other person whose debt this secures, have made any false or misleading statement(s) in connection with this agreement; or 3. If Borrower, or any person whose debt this secures, files bankruptcy or if any proceeding is instituted to seek relief from Borrower's debts; or 4. If Borrower, or any other person whose debt this secures, dies or becomes legally unable to manage its affairs; or 5. If any motor vehicle is used for collateral and the Bank's name does not appear as the only "lienholder" on any certificate of title issued now or in the future; or 6. If the Collateral is lost or damaged without adequate insurance coverage, or sold, or given away, or seized; or 7. If something else happens that the Bank reasonably feels affects Borrower's ability to pay the unpaid balance. RIGHT TO
REPOSSESS: Guarantor gives the Bank a security interest in the Collateral which means that after Borrower defaults (see Events of Default section), the Bank can repossess (take) the Collateral, sell it and apply the proceeds to the balance of what Borrower owes the Bank after deducting the Bank's reasonable repossession, storage, repair, preparation for sale and selling expenses. The Bank may enter, without demand or notice, upon any premises where the Collateral may be found and take possession of and remove the Collateral. The Bank will send 7 days notice by mail of any sale of the Collateral. Guarantor can still recover the Collateral before the Bank sells it by paying any amounts past due under this agreement and any charges you are entitled to. To recover any articles Guarantor claims are not part of the Collateral but were contained in the Collateral, Guarantor must notify the Bank within 7 days after repossession. Failure to claim and take possession of these items promptly will be an abandonment of them. If the sale does not cover all that Borrower owes, Guarantor will be responsible for the amount still owed. If there is any surplus money, it will be refunded to Guarantor.
PROTECTING THE COLLATERAL: Guarantor promises that:
1. Guarantor is now the owner of the Collateral or will immediately become the owner of the Collateral. 2. The Collateral is now and will be maintained in good working order and repair. 3. The Collateral is now and will be kept free from any other lien or legal claim against it. 4. Guarantor will not sell or offer to sell, transfer, lease, abandon or encumber (use as collateral elsewhere) any of the Collateral. Guarantor will not remove it from Delaware State for more than 30 days without the Bank's consent. Guarantor will not use it, or permit its use, in any illegal act. 5. Guarantor will immediately notify the Bank in writing of any loss or damage to the Collateral. 6. If the Collateral is a motor vehicle, Guarantor will have the Bank's name listed as the "Lienholder" on any certificate of title issued now or in the future.
7. Guarantor will promptly pay all taxes and assessments on the Collateral.
8. If the owner is a corporation, owner and officer executing this agreement certify that all necessary corporate action has been taken to authorize this agreement to be signed.
WAIVERS AND RELEASES: The Bank can waive or delay enforcing any of its rights without losing them. The Bank can waive or delay enforcing a right as to Borrower or Guarantor or any other Borrower or Guarantor without waiving it as to others. Also, the Bank can release any Collateral or release one Borrower or Guarantor from its responsibility under this agreement without releasing the others. The Bank need not give notice of any waiver, delay, release, or default to anyone. If any provision of this agreement is found invalid, the remaining provisions shall remain in full force and effect. The Bank's failure to properly file financing statements against the Collateral will not affect Borrower's or Guarantor's obligations to the Bank.

                                   Altamira Instruments, Inc.
                                   /s/ Helena R. Santos         10/30/08
                                   _______________________Date: ________________
                                   /s/ Robert P. Nichols        10/30/08
                                  ______________________ Date: _________________
                                  I/We acknowledge receipt of a copy of this
                                  Security Agreement and agree with the terms.

________________________________________________________________________________

                                 SCHEDULE "A"


All personal property now owned or hereafter acquired by the Debtor including but not limited to all goods, consumer goods, farm products, inventory, equipment, furniture, money, instruments, accounts, accounts receivable, contract rights, documents, chattel paper and general intangibles, all of which collectively is the "Collateral".

All products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all property received wholly or partly in trade or exchange for Collateral, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein.


Altamira Instruments, Inc.

/s/ Helena R. Santos, CEO
_______________________________________
BY: